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                                                                    EXHIBIT 99.1


Contact:          Anne-Marie Megela
                  Director of Investor Relations
                  1.800.2GEVITY (1.800.243.8489), x4672
                  annemarie.megela@gevityhr.com


              GEVITY HR SELECTS 2003 WORKERS' COMPENSATION PROGRAM

BRADENTON, FL, October 23, 2002 - Gevity HR(R) (NASDAQ: GVHR) announced today that member insurance companies of American International Group, Inc. (AIG) will provide workers' compensation insurance for all of its worksite employees.

The one-year program will be effective January 1, 2003. The 2002 contract with CNA Financial Corporation will remain in effect through December 31, 2002.

"The agreement with the American International Companies works cohesively with our HR outsourcing business model and supports our continued profitable growth," explained Erik Vonk, chairman and chief executive officer of Gevity HR. "Teaming up with a world-leading insurance and financial organization allows us to support our clients domestically, and over time, internationally."

As the nation's leading provider of outsourced HR solutions, Gevity HR helps businesses find, develop and manage their people, retain their best employees, manage the related paperwork, and protect their businesses. These services are provided through specific offerings, such as recruiting assistance, training, benefits administration, payroll processing and related paperwork management, and employment-related regulatory compliance.

Gevity HR's business solutions are delivered through expert personal consultation and leading-edge technology embodied in Gevity HR Centralsm, an online payroll and HR community designed for business owners, managers, and employees. This industry-leading web portal reduces administrative burdens, maximizes employee productivity, and helps businesses be more efficient and profitable.

Gevity HR, a Fortune 500 company, was recognized by InformationWeek for a third year in a row as a leading information technology innovator in business services and consulting. The company was also awarded a ComputerWorld Smithsonian Honors Award for extraordinary utilization of technology.

A copy of this press release can be found on the company's Web site at www.gevityhr.com.

NOTE: Statements in this press release relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such known and unknown risks, uncertainties and other factors include, but are not limited to, the following: (i) the decision to no longer sell the Company's services to clients in the construction industry as well as certain other high risk industries and to sell its services only to clients in lower risk industries; (ii) increased volatility of costs of workers' compensation coverage and unemployment taxes; (iii) increased volatility of profit generated from the workers' compensation component of the Company's service offering under the Company's loss sensitive workers' compensation programs; (iv) the uncertainties relating to the surety bond market and collateralization requirements related to the Company's medical benefit plan plans and workers' compensation programs; (v) uncertainties as to the availability or renewal of workers' compensation insurance coverage and medical benefit plan coverage; (vi) the decision to provide unbundled payroll and human resource management services and systems to clients; (vii) the potential for additional subsidies for medical benefit plans; (viii) possible adverse application of certain federal and state laws and the possible enactment of unfavorable laws or regulation; (ix) litigation and other claims against the Company and its clients including the impact of such claims on the cost of insurance coverage; (x) impact of competition from existing and new professional employer organizations; (xi) risks associated with expansion into additional states where the Company does not have a presence or significant market penetration; (xii) risks associated with the Company's dependence on key vendors and the ability to obtain benefit contracts for the Company's worksite employees; (xiii) an unfavorable determination by the IRS or Department of Labor regarding the status of the Company as an "employer"; (xiv) the possibility of client attrition due to the decision not to sell services to clients in selected industries and to reprice its services for certain clients; (xv) risks associated with geographic market concentration; (xvi) the financial condition of clients; (xvii) the failure to properly manage growth and successfully integrate acquired companies and operations; (xviii) risks associated with new service offerings to clients; and (xix) other factors which are described in further detail in this press release and filings by the Company with the Securities and Exchange Commission.

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